UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2004

The Toro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8111 Lyndale Avenue South, Bloomington, Minnesota		55420
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-888-8801

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2004, The Toro Company ("Toro") offered Michael J. Hoffman, Toro's Group Vice President, pursuant to the terms of an offer letter (the "Offer Letter"), a new officer position as President and Chief Operating Officer of Toro, effective as of October 18, 2004, with the expectation that Mr. Hoffman would transition to the position of Chief Executive Officer of Toro sometime in 2005. Mr. Hoffman accepted the new position on October 15, 2004.

Pursuant to the terms of the Offer Letter, Mr. Hoffman’s fiscal 2005 base compensation, annual incentive payout target and any other compensation will be determined by Toro’s Board of Directors, or a committee thereof, in December 2004.

The description of the Offer Letter set forth above is qualified in its entirety by the Offer Letter filed as Exhibit 10.39 to this Current Report on Form 8-K and is hereby incorporated herein by this reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 14, 2004, the Board of Directors of Toro appointed Michael J. Hoffman, as Toro’s President and Chief Operating Officer, effective as of October 18, 2004, with the expectation that Mr. Hoffman would transition to the position of Chief Executive Officer sometime in 2005. Mr. Hoffman accepted the new position on October 15, 2004.

Mr. Hoffman has held various positions with Toro. Prior to his promotion to President and Chief Operating Officer, Mr. Hoffman held the position of Group Vice President, responsible for the Consumer, Exmark, Landscape Contractor and International Businesses, a position he had served since November 2002. From May 2001 to October 2002, he served as Group Vice President, Consumer and Landscape Contractor Businesses. From May 2000 to May 2001, he served as Vice President and General Manager, Consumer Business. From November 1997 to April 2000, he served as Vice President and General Manager, Commercial Business. Mr. Hoffman is 49 years old.

As discussed in more detail above under the heading "Section 1 – Registrant’s Business and Operations – Item 1.01 Entry into a Material Definitive Agreement," Toro offered Mr. Hoffman the new officer position, effective as of October 18, 2004, pursuant to the terms of the Offer Letter. Pursuant to the terms of the Offer Letter, Mr. Hoffman’s fiscal 2005 base compensation, annual incentive payout target and any other compensation will be determined by Toro’s Board of Directors, or a committee thereof, in December 2004. There are no other arrangements or understandings between Mr. Hoffman and any other person pursuant to which Mr. Hoffman was selected as an officer. Officers of Toro are generally elected by Toro’s Board of Directors annually. Mr. Hoffman will serve in his new position until his successor is elected by Toro’s Board of Directors. There are no family relationships between Mr. Hoffman and any director or executive officer of Toro.

Like other executive officers of Toro, Mr. Hoffman is party to a change in control agreement with Toro, which was adopted in fiscal 1995 and amended in fiscal 1998, and applies only upon the occurrence of a "change in control" of Toro. Generally, and subject to certain exceptions, a change in control is deemed to have occurred if: (1) a majority of Toro’s Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (2) another party becomes the beneficial owner of at least 15% of Toro’s outstanding voting stock; or (3) Toro’s stockholders approve a definitive agreement or plan to merge or consolidate Toro with another party (other than certain limited types of mergers), to exchange shares of voting stock of Toro for shares of another corporation pursuant to a statutory exchange, to sell or otherwise dispose of all or substantially all of Toro’s assets, or to liquidate or dissolve Toro.

Mr. Hoffman’s change in control employment agreement with Toro provides that for three years after a change in control, there will be no adverse change in Mr. Hoffman’s salary, bonus opportunity, benefits or location of employment. If during this three year period, Mr. Hoffman’s employment is terminated by Toro other than for cause, or if he terminates his employment for good reason (as defined in the change in control agreement, and including compensation reductions, demotions, relocation and excess travel), or voluntarily during the 30 day period following the first anniversary of the change in control, Mr. Hoffman is entitled to receive all accrued salary and annual incentive payments through the date of termination and, except in the event of death or disability, a lump sum severance payment equal to three times the sum of his base salary and annual bonus (and certain insurance and other welfare plan benefits). Further, in the event an excise tax is imposed on the payment under the change in control agreement, an additional payment ("gross-up") is required in an amount such that after the payment of all taxes, both income and excise, Mr. Hoffman will be in the same after-tax position as if no excise tax under the Internal Revenue Code had been imposed. Toro has established a trust for the benefit of Mr. Hoffman, and the other officers of Toro who have a change in control agreement, which, in the event of a change of control, must be funded in an amount equal to Toro’s accrued liability related to the change in control agreements.

Mr. Hoffman is not a party to any other employment agreement with Toro. Absent a change in control of Toro, neither the change in control agreement nor any other agreement requires Toro to retain Mr. Hoffman as an officer or employee for a certain period of time or to pay him any specified level of compensation or benefits.

Item 9.01. Financial Statements and Exhibits.

(c)Exhibit. The following exhibits are filed herewith:
Exhibit No. Description
10.39 Offer Letter dated October 14, 2004 between The Toro Company and Michael J. Hoffman

99.1 Press Release issued by The Toro Company on October 18, 2004 announcing the appointment of Michael J. Hoffman as President and Chief Operating Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Toro Company

October 18, 2004	By:	J. Lawrence McIntyre

Name: J. Lawrence McIntyre
Title: Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

10.39	Offer Letter dated October 14, 2004 between The Toro Company and Michael J. Hoffman
99.1	Press Release issued by The Toro Company on October 18, 2004 announcing the appointment of Michael J. Hoffman as President and Chief Operating Officer